electroCore Announces Second Quarter 2023 Financial Results

Record second quarter 2023 net sales of $3.6 million, an increase of approximately 65% over second quarter 2022

Company to host a conference call and webcast today, August 9, 2023 at 4:30 PM EDT

ROCKAWAY, NJ, August 09, 2023 (GLOBE NEWSWIRE) -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company and wellness company, today announced second quarter 2023 financial results and provided an operational update.

Second Quarter 2023 and Recent Highlights

•	Record revenue of $3.6 million, an increase of approximately 65% over second quarter 2022
•	TAC-STIM™ Non-Invasive Vagal Nerve Stimulation has been selected for inclusion in the Air Force Research Laboratories (AFRL) Real-Time Assessing and Augmenting Cognitive Performance in Extreme Environments Project (A2PEX)
•	Announced gammaCore™ Non-Invasive Vagal Nerve Stimulation has been selected for a study funded by the National Football League (NFL) and National Football League Players Association (NFLPA) on Alleviating Concussion Symptoms
•	Announced publication of a peer reviewed manuscript indicating gammaCore™ Non-Invasive Vagal Nerve Stimulation improves attention and memory in patients with posttraumatic stress disorder (PTSD)
•	Raised net proceeds of approximately $7.5 million in a registered direct public offering and concurrent private placement to institutional and accredited investors, and officers and directors.

“We recorded record revenue of $3.6 million during the second quarter of 2023, an increase of 65% over the second quarter of 2022,” stated Dan Goldberger, Chief Executive Officer of electroCore. “This is our third consecutive quarter of significant sequential growth fueled by our prescription gammaCore business as well as our new products, TruvagaTM, and TAC-STIM.”

Second Quarter 2023 Financial Results

For the quarter ended June 30, 2023, electroCore reported net sales of $3.6 million compared to $2.2 million during the same period of 2022, which represents an approximately 65% increase over the prior year. The increase of $1.4 million is due to an increase in net sales across major U.S. channels including the sale of our prescription gammaCore products in all channels, and revenue from the sales of our nonprescription performance TAC-STIM and Truvaga wellness products.

(in thousands)	Three months ended June 30,	Three months ended June 30,	% Change	Six months ended June 30,	Six months ended June 30,	% Change
Channel	2023	2022		2023	2022
Rx gammaCore - Department of Veteran Affairs and Department of Defense	$2,081	$1,190	75%	$3,786	$2,430	56%
Rx gammaCore - U.S. Commercial	441	465	-5%	871	741	18%
Outside the United States	424	467	-9%	834	772	8%
Truvaga	290	—	—	437	—	—
TAC-STIM	311	—	—	399	—	—
Other	4	35	-89%	4	113	-96%
	$3,551	$2,157	65%	$6,331	$4,056	56%

Gross profit for the second quarter of 2023 was $3.0 million as compared to $1.8 million for the second quarter of 2022. Gross margin for the second quarter of 2023 was 84% as compared to 83% in the second quarter of 2022.

Total operating expenses in the second quarter of 2023 were approximately $8.0 million as compared to $7.6 million in the second quarter of 2022.

Research and development expense in the second quarter of 2023 was $1.2 million as compared to $1.3 million in the second quarter of 2022. This decrease was due to cost cutting measures offset by targeted investments to support future iterations of our therapy delivery platform, including use of our intellectual property around the delivery of smart phone-integrated and smart phone-connected non-invasive therapies.

Selling, general and administrative expense in the second quarter of 2023 was $6.8 million as compared to $6.3 million in the second quarter of 2022.This increase was due to continued targeted investments in sales and marketing to support our commercial efforts, offset by decreases in insurance and stock-based compensation expense.

GAAP net loss in the second quarter of 2023 was $4.9 million compared to the $5.3 million net loss in the second quarter of 2022.

Adjusted EBITDA net loss in the second quarter of 2023 was $4.5 million as compared to a net loss of $4.9 million in the second quarter of 2022.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusted to exclude non-operating gains/losses, depreciation and amortization, stock-based compensation expense, severance and other related charges, inventory reserve charges, legal fees associated with stockholders’ litigation, and benefit from income taxes. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in the press release.

Net cash used in operating activities in the quarter ended June 30, 2023, was approximately $3.3 million as compared to $3.2 million in the second quarter of 2022. This increase is primarily due to our investment in product evolution expenditures.

Cash, cash equivalents and restricted cash at June 30, 2023 totaled approximately $8.7 million, as compared to approximately $18.0 million as of December 31, 2022. Subsequent to June 30, 2023, the Company raised net proceeds of approximately $7.5 million through a registered direct offering and concurrent private placements priced “at the market” under Nasdaq rules. With this recent capital raise, the Company had a pro forma cash balance of $16.2 million as of June 30, 2023.

Full Year 2023 Outlook

The Company reiterates its revenue guidance of $14.0 million - $15.0 million for calendar year 2023.

The Company expects cash usage will continue to decrease in coming quarters as revenues increase, the Company reduces R&D expenses and continues to rationalize other operating expenses. Therefore, the Company expects net cash usage to decrease significantly through the year.

Webcast and Conference Call Information

electroCore’s management team will host a conference call today, August 9, 2023, beginning at 4:30 PM EDT.

Investors interested in listening to the conference call, or webcast may dial 877-407-8835 for domestic callers or 201-689-8779 for international callers, using Conference ID: 13739200, or by connecting to the Web: electroCore Earnings Webcast. An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine and wellness company dedicated to improving health through its non-invasive vagus nerve stimulation (“nVNS”) technology platform. Our focus is the commercialization of medical devices for the management and treatment of certain medical conditions and consumer product offerings utilizing nVNS to promote general wellbeing and human performance in the United States and select overseas markets.

Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about expectations for revenue for 2023, cash resources through 2024 and beyond, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its Truvaga wellness and TAC-STIM human performance offerings and other new products and markets, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, TAC-STIM™, and Truvaga™, the potential impact and effects of COVID-19 on the business of electroCore, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com

electroCore, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net sales	$3,551	$2,157	$6,331	$4,056
Cost of goods sold	585	358	1,043	718
Gross profit	2,966	1,799	5,288	3,338
Operating expenses
Research and development	1,155	1,341	2,964	2,275
Selling, general and administrative	6,799	6,278	13,509	12,464
Total operating expenses	7,954	7,619	16,473	14,739
Loss from operations	(4,988)	(5,820)	(11,185)	(11,401)
Other (income) expense
Interest and other income	(85)	(38)	(204)	(42)
Other expense	—	—	—	5
Total other (income) expense	(85)	(38)	(204)	(37)
Loss before income taxes	(4,903)	(5,782)	(10,981)	(11,364)
Benefit from income taxes	—	445	211	445
Net loss	$(4,903)	$(5,337)	$(10,770)	$(10,919)
Net loss per share of common stock - Basic and Diluted	$(1.03)	$(1.20)	$(2.27)	$(2.25)
Weighted average common shares outstanding - Basic and Diluted	4,751	4,448	4,747	4,853

electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	June 30, 2023	December 31, 2022
Cash and cash equivalents	$8,442	$17,712
Restricted cash	$250	$250
Total assets	$14,222	$24,756
Current liabilities	$6,575	$7,045
Total liabilities	$7,158	$7,670
Total equity	$7,064	$17,086

(Unaudited) Use of Non-GAAP Financial Measure

The Company is presenting adjusted EBITDA net loss because it believes this measure is a useful indicator of its operating performance. electroCore management uses this non-GAAP measure principally as a measure of the company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the company’s industry. The Company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by gains and charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusted to exclude non-operating gains/losses, depreciation and amortization, stock-based compensation expense, severance and other related charges, inventory reserve charges, legal fees associated with stockholders’ litigation, and benefit from income taxes.

Following is a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(4,903)	$(5,337)	$(10,770)	$(10,919)
Depreciation and amortization	322	141	444	247
Stock-based compensation	183	752	755	1,529
Inventory reserve charge	(10)	—	65	—
Severance and other related charges	—	—	332	—
Legal fees associated with stockholders' litigation	35	71	35	132
Interest and other (income) expense	(85)	(38)	(204)	(37)
Benefit from income taxes	—	(445)	(211)	(445)
Adjusted EBITDA net loss	$(4,458)	$(4,856)	$(9,554)	$(9,493)

The Company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and the non-GAAP measure does not reflect changes in, or cash requirements for, working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.